Exhibit 10.5
[This document has been translated from Chinese to English]

Education Service Agreement

Entrusting Party: (Party A) Shaoxing China Textile City High School
Address: 1788, Keqiao Lake Road East, Shaoxing County, Zhejiang Province
Legal Representative: Guotong Chen

Consignee: (Party B) Zhejiang Red Green Blue Education Group Co., Ltd.,
Address: Liushi Xingda Road, Yueqing City, Zhejiang Province
Legal Representative:

Whereas:

Party A is a full-time middle and high school, with two hundred teachers and three thousand  students. Party B is a private education group limited corporation, with a management highly experienced in consultation of education services, through both parties’ friendly consultation, Party B agrees to provide services to Party A  in accordance with the terms as follows:

1.	Delegated service: Education services, educational consulting services, human resources services, and other supporting service specified by Party B.
2.	Service term: from 1/1/2011 to 12/31/2020
3.	Payment for service: Party A will pay Party B the service fee of 10,000,000 RMB/year. Payment method, one-time payment made from Party A to Party B.
4.
Party B’s duties: Party B has the responsibility to send a written consultation letter to Party A 30 days before the beginning of each new semester to request a written notice from Party A regarding Party B’s scope of service and requests for the coming semester, Party B shall act according to Party A’s request to organize and make arrangements regarding consultation, supporting, hiring of personnel and other relevant services.

5.	At the end of the term of this agreement, both parties may, through consultation, renew the service agreement.
6.	For early termination of this agreement, one party shall provide written notice to the other party 30 days in advance, the termination will be effective as of consent and signing from both parties.
7.	The parties may sign addendums for any outstanding issues; the addendum shall be legally binding, same as this agreement.
8.	This agreement shall have four copies in the same format; each party shall hold two copies.

Party A: Shaoxing China Textile City High School
/s/ Guotong Chen
Sign and seal
11/12/2010

Party B: Zhejiang Red Green Blue Education Group Co., Ltd.
/s/ Guotong Chen
Sign and seal
11/12/2010